                                                                    EXHIBIT 99.1
                          CAMDEN NATIONAL CORPORATION
                            1993 STOCK OPTION PLAN


     1. Purpose. The purpose of this Plan is to provide certain key employees of
        -------
Camden National Corporation and its Subsidiaries with an additional incentive to contribute to the success of the Corporation.

     2. Definitions. As used in this Plan, the following words and phrases,
        -----------
wherever capitalized, shall have the following meanings, respectively, unless the context clearly indicates that a different meaning is intended:

        (a) "Board" shall mean the Board of Directors of the Corporation.

        (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (c) "Common Stock" shall mean common stock, no par value, of the Corporation.

        (d) "Committee" shall mean the committee referred to in Section 3 which shall have the authority to control and manage the administration of the Plan.

        (e) "Corporation" shall mean Camden National Corporation.

        (f) "Employee" shall mean any person who is employed by the Corporation or any Subsidiary and who is, in the judgment of the Committee, a key employee.

        (g) "Option" shall mean a stock option granted under the Plan.

        (h) "Option Agreement" shall mean a written instrument executed by the Committee and the Optionee which specifies the terms and restrictions of an Option.

        (i) "Optionee" shall mean an Employee who is granted an Option.

        (j) "Parent" shall mean a parent corporation within the meaning of Subsection 424(e) and (g) of the Code.

        (k) "Plan" shall mean the 1993 Camden National Corporation Stock Option Plan.

        (l) "Share" shall mean a share of Common Stock of the Corporation, as adjusted in accordance with Section 7.

        (m) "Subsidiary" shall mean a subsidiary corporation within the meaning of Subsections 424(f) and (g) of the code.

     3. Administration.
        --------------

        (a) Committee Members. The Plan shall be administered by a committee
            -----------------
comprised of all the members of the Board who are not employees of the Corporation or any Subsidiary. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. Any member may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Further, any action of the Committee may be taken without a meeting if all the members of the committee sign written consents, setting forth the action taken or to be taken, at any time before or after the intended effective date of such action.

        (b) Powers. The Committee shall have the power and authority to
            ------
administer the Plan, including the following powers and authority which shall be exercised in accordance with the terms of the Plan:

            (i) to determine the Employees to whom Options shall be granted;

            (ii) to determine the time or times at which Options shall be granted;

            (iii) to determine the number of Shares to be represented by each Option;

            (iv) to determine the terms and restrictions of each Option;

            (v) to make adjustments in accordance with Section 7;

            (vi) to prescribe, amend and rescind rules and regulations to the Plan; and

            (vii) to interpret the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan.

        (c) Signatures. The Committee may authorize any member thereof to
            ----------
execute all instruments required in the administration of the Plan, including but not limited to Option Agreements to effectuate the granting of Options.

     4. Shares Available. Subject to the provisions of Section 7, Three Thousand
        ----------------
(3,000) Shares may be issued pursuant to Options granted under the Plan. In the event that an Option expires or terminates for any reason without having been exercised in full, the Shares subject to but not issued under such Option shall, unless the Plan shall have been terminated, become available for other Options.

     5. Granting of Options.
        -------------------

        (a) Eligibility. The Committee may, from time to time, grant Options to
            -----------
one or more Employees. An Employee who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options before exercising a prior Option. The Committee shall grant Options only within ten
(10) years from the date the Plan is adopted or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier.

        (b) Option Agreement. Each Option shall be evidenced by an Option
            ----------------
Agreement which shall be signed by a member of the Committee and the Optionee. Each Option Agreement shall incorporate the terms and restrictions of the Plan and such additional terms and restrictions not inconsistent therewith as determined by the Committee and shall indicate that the Option will not be treated as an incentive stock option under Section 422 of the Code. Upon acceptance of an Option Agreement, the Optionee shall be bound by the terms and restrictions of the Plan and of the Option Agreement.

        (c) Term of Option. Unless sooner terminated, each Option shall expire
            --------------
not later than ten (10) years from the date such Option is granted.

        (d) Option Price. The option price for Shares to be issued under any
            -------------
Option shall not be less than one hundred percent (100%) of the fair market value of such Shares on the date the Option is granted.

        (e) Non-Transferability of Options. Options may not be sold, pledged,
            ------------------------------
assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee.

     6. Exercise of Options.
        -------------------

        (a) Manner of Exercise. Options granted under the Plan shall be
            ------------------
exercisable at such times under such circumstances as shall be permissible under the terms of the Plan and the Option Agreements. An Option shall be deemed to be exercised when written notice of such exercise has been given by the Optionee to the Corporation in accordance with terms of the Option Agreement and full payment for the Shares with respect to which the Option is exercised has been received by the Corporation. Payment shall be made by certified check, transfer of Shares, or a combination thereof.

        (b) Involuntary Termination of Employment for Other than Good Cause. In
            ---------------------------------------------------------------
the event an Optionee ceases to be employed by the Corporation, a Parent, or any Subsidiary, and is no longer employed by any of them, for any reason other than voluntary termination, involuntary termination for good cause, death or disability, all outstanding Options granted to such Optionee shall automatically expire three (3) months after the date the Optionee's employment ceases or on the expiration date provided in the applicable Option Agreement, whichever is earlier.

        (c) Voluntary Termination of Employment. In the event an Optionee
            -----------------------------------
voluntarily terminates employment with the Corporation, a Parent, or any Subsidiary and is no longer employed by any of them, all outstanding Options granted to such Optionee shall automatically expire on the date his or her employment terminates.

        (d) Involuntary Termination of Employment for Good Cause. In the event
            ----------------------------------------------------
an Optionee's employment with the Corporation, a Parent, or any Subsidiary is terminated for good cause and he or she is no longer employed by any of them, all outstanding Options granted to such Optionee shall automatically expire on the date his or her employment terminates.

                  For purposes of this Plan, "good cause" shall mean:

            (i) Conviction of the Optionee of a crime which is punishable as a felony; and

            (ii) An Optionee's willful breach of a material duty of his or her employment and his or her failure to cure such breach within thirty (30) days after receiving written notice thereof from the Board.

        (e) Disabled Optionee. In the event an Optionee ceases to be employed by
            -----------------
the Corporation, a Parent, or any Subsidiary by reason of disability and is no longer employed by any of them, all outstanding Options granted to such Optionee shall automatically expire one (1) year after the date such Optionee's employment ceases or on the expiration date provided in the applicable Option Agreement, whichever is earlier.

                  For purposes of this Plan, "disability" means an Optionee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. An Optionee shall furnish proof of disability in such form and manner and at such times as the Committee may require.

        (f) Death of Optionee. In the event an Optionee dies while in the employ
            -----------------
of the Corporation, a Parent, or any Subsidiary, then to the extent the Optionee would have been entitled to exercise an Option immediately prior to his or her death, such Option may be exercised by the estate of such Optionee or by such person or persons to whom such Optionee's rights pass by will or by the laws of descent and distribution at any time prior to the expiration date provided in the applicable Option agreement or within one (1) year after the death of the Optionee, whichever is earlier.

     7. Adjustments. If there is any change in the Common Stock of the
        -----------
corporation through the declaration of stock dividends, through recapitalization resulting in stock splits, or combinations or exchanges of shares or otherwise, the Committee shall make appropriate adjustments to the number of Shares available for Option and the Option Price and number of Shares subject to Options.

     8. Amendment and Termination.
        -------------------------

        (a) Amendment. The Board, without further approval of the shareholders
            ---------
of the Corporation, may amend the Plan from time to time in such respects as the Board may deem advisable, provided that no amendment shall become effective prior to approval by the shareholders of the Corporation which:

            (i) increases the maximum number of shares for which Options may be granted; or

            (ii) modifies the class of Employees eligible to participate in the Plan.

        (b) Termination. The Board, without further approval of the shareholders
            -----------
of the Corporation, may at any time terminate the Plan.

        (c) Effect of Amendment or Termination. Any such amendment or
            ----------------------------------
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated.

     9. Effective Date of Plan. The Plan shall be effective upon its adoption by
        -----------------------
the Board or its approval by the shareholders of the Corporation, whichever is later.

     10. Miscellaneous.
         -------------

        (a) Employment. The granting of an Option to an Employee shall not give
            ----------
the Employee any right to be retained in the employ of the Corporation or any Subsidiary.

        (b) Headings. Paragraph headings are included solely for convenience and
            --------
shall in no event affect, or be used in connection with, the interpretation of the Plan.